EXHIBIT 23


               Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Old Guard Group, Inc. and Subsidiaries on Form S-8 (File No. 333-46175) of our reports dated February 20, 1998, on our audits of the consolidated financial statements and financial statement schedule of Old Guard Group, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.



                              COOPERS & LYBRAND L.L.P.



One South Market Square
Harrisburg, Pennsylvania
March 30, 1998